                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT





The Board of Directors and Shareholders
Base Ten Systems, Inc.
Trenton, New Jersey 08619

We consent to the incorporation by reference in the Registration Statements No. 33-89712, No. 33-60454, No. 33-55752 and Amendment No. 1 to Registration Statement No. 2-84451 of Base Ten Systems, Inc. and Subsidiaries on Form S-8 and the Registration Statement No. 33-89710 of Base Ten Systems, Inc. and Subsidiaries on Form S-3 of our report dated December 23, 1996, appearing in this annual report on Form 10-K of Base Ten Systems, Inc. and Subsidiaries for the year ended October 31, 1996.





DELOITTE & TOUCHE LLP


Parsippany, New Jersey
January --, 1997

                                          42